FORM 8-K

                                 CURRENT REPORT


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

                       Date  of  Report  October  4,  2000


                               CIRRUS LOGIC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Delaware               0-17795                 77-0024818
(State or other jurisdiction of  (Commission          (I.R.S. Employer
 incorporation or organization)  File Number)        Identification No.)


   4210 South Industrial Drive, Austin Texas               78744
 (Address of principal executive offices)                (Zip Code)

    Registrant's telephone number, including area code:  (512) 445-7222

         -----------------------------------------------------------
        (Former name or former address, if changed since last report)


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                             CIRRUS LOGIC, INC.

                                   INDEX


  Item 5.   Other Events                                              3


  Signatures                                                          4


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Item  5.  Other  Events

On Thursday, September 28, 2000, the Board of Directors of Cirrus Logic, Inc. voted in favor of adding Dr. Harold J. Ravech , president of Stevens Institute of Technology, as a member of the Board of Directors. His appointment brings the company's director total to eight board members, filling the spot previously vacated by Dr. C. Gordon Bell of Microsoft Corporation.

Dr. Ravech leads Stevens Institute of Technology in its strategic direction called Technogenesis, which is the educational frontier wherein faculty, students and colleagues in business and industry jointly nurture technology, from conception and design, to marketplace realization.

Prior to his Stevens Institute position, he was the Dean of Science at Rensselaer Polytechnic Institute, responsible for their comprehensive, multimillion dollar Science Initiatives Program. He was founding chief of the Thermophysics Division at the National Institute of Standards and Technology
(NIST) in Washington, D.C., and worked there for 17 years in research and technology management positions.

A graduate of Hofstra University and the University of California at San Diego, Dr. Ravech has won numerous awards and honors, including Distinguished Scientist of the Year from the Maryland Academy of Sciences, the Equal Opportunity Award from the U.S. Department of Commerce, and the New Jersey Pride Award in Education.




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                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 Cirrus  Logic,  Inc.

October  4,  2000                                /s/  ROBERT  W.  FAY
Date                                             ---------------------------
                                                  Robert  W.  Fay
                                                  Vice  President,
                                                  Chief  Financial  Officer
                                                  and  Secretary



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